Exhibit 99.1

8500 Normandale Lake Blvd., Ste. 1230 Minneapolis, MN 55437

NEWS	FOR IMMEDIATE RELEASE

FASTENTECH, INC. REPORTS FISCAL 2006 THIRD QUARTER RESULTS

— Operating Cash Flow Up $12.1 Million for the Quarter and $28.1 Million for Fiscal Nine Months —

Minneapolis, Minnesota – August 3, 2006 – FastenTech, Inc. today reported results for its fiscal third quarter and nine months ended June 30, 2006:

Third Quarter Highlights

•	Net sales increased 26.8% to $105.9 million from $83.5 million in the year-ago third quarter.

•	Organic net sales (revenues excluding the effects of acquisitions and a 0.1% unfavorable impact due to foreign currency fluctuations) were up 1.6% from the year-ago third quarter, while acquisitions completed after the beginning of the fiscal third quarter of 2005 increased revenues 25.3%. Pro forma net sales (see the accompanying reconciliation tables) were up 4.2% from a year ago in the third quarter, despite a 46.4% decline in military sales. Excluding the impact of the military sales decline, pro forma sales increased 11.3%.

•	Operating income increased 22.4% to $11.5 million from $9.4 million in the year-ago third quarter, reflecting the benefit of acquisitions completed after the beginning of the fiscal 2005 third quarter.

•	Pro forma adjusted earnings before interest, taxes, depreciation and amortization (“Pro forma Adjusted EBITDA”) (see reconciliation to GAAP in the accompanying tables) were $16.7 million, or 15.8% of net sales, compared to $16.3 million, or 16.0% of net sales, in the year ago third quarter

•	Net income was $0.5 million compared to $0.7 million in the year-ago third quarter, reflecting a $2.3 million non-cash pre-tax loss relating to the discontinuation of a non-core product line and increased net interest expense due to a higher outstanding long-term debt level. Excluding this non-cash pre-tax loss, net income would have been $1.9 million in the current quarter.

•	As of June 30, 2006, total debt net of $19.9 million of cash and cash equivalents was $288.1 million, consisting of $174 million of 11.5% senior subordinated notes, due May 2011, $131 million drawn under a revolving credit facility, and $3.0 million of subordinated seller notes.

•	Net cash provided by operating activities increased $12.1 million to $6.9 million compared to a cash usage of $5.2 million in the year-ago third quarter, due principally to the impact of acquisitions and higher organic earnings, as well as positive working capital management and lower cash taxes.

Nine Month Highlights

•	Fiscal 2006 year to date net sales increased 28.4% to $302.9 million from $236.0 million in fiscal 2005.

•	Organic net sales growth (sales growth over the year-ago period excluding the effects of foreign currency fluctuations and acquisitions) was 2.3%, while completed acquisitions and the impact of currency fluctuations increased reported revenues by 26.1%. Pro forma net sales (see the accompanying reconciliation tables) were $307.3 million compared to $301.1 million last year, despite a 36.7% decline in military sales. Excluding the impact of the military sales decline, pro forma sales increased 7.9%.

•	Operating income and margins were $30.6 million and 10.1% of sales, compared with $25.6 million and 10.8% of sales in 2005, reflecting the benefit of acquisitions completed after the beginning of fiscal 2005.

•	Pro forma Adjusted EBITDA (see reconciliation to GAAP in the accompanying tables) was $46.9 million, or 15.3% of net sales, compared to $47.6 million, or 15.8% of net sales, in 2005. The declines can be attributed primarily to the sales mix between segments.

•	Net cash provided by operating activities increased $28.1 million to $16.0 million compared to cash usage of $12.1 million a year-ago, due principally to the impact of acquisitions, positive working capital management and lower cash taxes.

Pro forma results reflect the impact of acquisitions as if such transactions had occurred as of the beginning of each period presented. For more information about these transactions see the Note to Accompanying Financial Statements section below.

“Our performance in the fiscal third quarter continued the positive trend we’ve seen all year and was in line with our targets,” said Ron Kalich, President and Chief Executive Officer of FastenTech. “Of significant note, our Aerospace-grade segment posted positive pro forma sales growth for the first time in several quarters due to growing demand from the power generation market, and offset a 46% decline in military tracked vehicle component sales. As we said earlier in the year, we are beginning to see signs of recovery in the power generation market and expect sales of gas turbine components, particularly for OEMs’ new equipment and maintenance, repairs and overhaul activities, to continue to pick up. Our Specialized Components segment also continued to post strong top line and bottom line growth, with particular strength from the power generation, industrial and construction markets – a trend we expect to continue for the remainder of fiscal 2006.”

Fiscal Third Quarter Segment Summary

Aerospace-grade Components

Net sales increased $13.2 million, or 36.0%, to $49.6 million compared to $36.5 million in the year-ago third quarter. The current quarter results benefited from a 38.9% net sales increase attributed to acquisitions completed after the beginning of the fiscal 2005 third quarter. This increase was moderated by a 2.9% decline in organic sales resulting from a 46.4% decline in military sales, due primarily to a 57.3% decline in military tracked vehicle component sales. Pro forma net sales increased 2.2% to $49.6 million compared to $48.5 million in the year-ago third quarter.

Adjusted EBITDA was $9.1 million, or 18.2% of net sales compared to $7.7 million, or 21.1% of net sales, for the year-ago third quarter, reflecting the benefit of acquisitions completed after the beginning of the fiscal 2005 third quarter. Pro forma Adjusted EBITDA was $9.1 million, or 18.2% of net sales, compared to $10.2 million, or 21.0% of net sales, for the year-ago third quarter, reflecting a less favorable sales mix within the segment and higher new product development expenses.

Specialized Components

Net sales increased $9.5 million, or 20.1%, to $56.6 million compared to $47.1 million in the year-ago third quarter. The increase was due to organic net sales growth of 5.6%, moderated by an adverse impact of 0.3% on sales due to unfavorable foreign currency fluctuations, while the acquisition completed in the fiscal 2006 first quarter had a favorable impact on net sales of 14.8%. Pro forma net sales were $56.6 million compared to $53.2 million for the year-ago third quarter. Both organic and pro forma sales growth reflected increased demand from the power generation, industrial and construction markets.

Adjusted EBITDA was $9.7 million, or 17.2% of net sales compared to $7.1 million, or 15.1% of net sales, for the year-ago third quarter. Current quarter results benefited from both integration cost savings achieved from the first quarter 2006 acquisition and higher sales. Pro forma Adjusted EBITDA was $9.7 million, or 17.2% of net sales compared to $7.9 million, or 14.8% of net sales, for the year-ago quarter.

Other Items

Form 10-Q: The Company expects to file its quarterly report on Form 10-Q for the period ended June 30, 2006 with the Securities and Exchange Commission by August 14, 2006. This press release should be read in conjunction with that filing, which will be available on the Company’s website at www.fastentech.com, under the Investor Relations tab.

Quarterly Conference Call

FastenTech will hold a conference call on Friday, August 4, 2006 at 9:00 a.m. ET to discuss its fiscal 2006 third quarter results. Please dial (800) 310-1961 and provide the operator with confirmation code 5543655 to participate in the call in a listen only mode. The Company will also provide a live webcast of the call which may be accessed under the Investor Relations tab of the Company’s website (www.fastentech.com). A telephonic replay of the call will be available approximately two hours after the call until Wednesday, August 9, 2006. To listen to a telephonic replay of the call dial (888) 203-1112 and use the same confirmation code. A webcast replay of the call will also be available for ninety days, as well as a conference call transcription, which will be available three business days after the conference call, on the Company’s website under the Investor Relations tab.

About the Company

FastenTech, Inc., headquartered in Minneapolis, Minnesota, is a leading manufacturer and marketer of highly engineered specialty components that provide critical applications to a broad range of end-markets, including the power generation, industrial, military, construction, medium to heavy duty truck, recreational and automotive/ light truck markets. For more information about the Company, please visit: www.fastentech.com.

Adjusted EBITDA and Other Non-GAAP Supplemental Information

Adjusted EBITDA and pro forma results are non-GAAP measures presented in this press release as supplemental disclosures to operating income and reported results. The Company uses Adjusted EBITDA as a basis for presenting and using financial data to aid it in making internal operating decisions. It defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and non-operating items. Pro forma results are presented to aid in the analyses of reported results because of the significant acquisition activity the Company has engaged in over the past twenty-four months. Pro forma results are calculated as if the acquisitions that were completed after the beginning of a reported accounting period had occurred as of the beginning of the respective accounting period. Neither Adjusted EBITDA, nor pro forma results are intended to represent and should not be considered more meaningful than, or an alternative to, operating income, cash flows from operating activities or other measures of performance in accordance with generally accepted accounting principles.

The Company includes Adjusted EBITDA data and pro forma results because it is how management measures operating segment performance. It also realizes that certain investors use such information as one measure of an issuer’s historical ability to service debt and as a measure of operations. However, because of potential inconsistencies in the method of calculation, neither Adjusted EBITDA nor pro forma results are necessarily comparable to other similarly titled captions used by other companies or definitions used in the Company’s debentures, credit, or other similar agreements.

Note to Accompanying Financial Statements

In the accompanying financial statements, the unaudited pro forma information assumes that the acquisitions of Spun Metals, Inc., GCE Industries, Inc., the assets of Special Processes of Arizona, the assets of Triumph Engineered Solutions Wisconsin facility, Acraline Products, Inc., General Products, Erie Bolt Corporation and BNC & Associates, Inc. had occurred at the beginning of fiscal 2005. The pro forma results are not necessarily indicative of what actually would have occurred if the transactions had been in effect for the periods presented, are not intended to be a projection of future results, and do not reflect any cost savings that might be achieved from the combined operations. The Condensed Consolidated Income Statements include the operating results for the acquired companies from the date of acquisition.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s quarterly report on Form 10-Q for the period ended June 30, 2006 and the company’s annual report on Form 10-K for the fiscal year ended September 30, 2005. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. Forward-looking statements are identified by such forward-looking terms as “may,” “will,” “could,” “should,” “seeks,” “intends,” “estimates,” “guidance,” “expects,” “believes,” “anticipates” or “plans” or the negative thereof or other comparable terms, or by discussions of strategy, plans or intentions. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by FastenTech that FastenTech’s plans and objectives will be achieved. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company’s SEC filings which can be viewed on the Company’s website at www.fastentech.com or at www.sec.gov.

Contacts: Michael R. Elia, Senior VP and CFO	Mike Vanyo, VP and Corporate Controller
(952) 921-2091	(952) 921-2092

FastenTech, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations - Unaudited

(Amounts in Thousands)

	Three months ended June 30,		Nine months ended June 30,
	2006	2005	2006	2005
Net sales	$105,940	$83,538	$302,892	$235,950
Cost of sales	77,021	62,575	224,808	176,645

Gross profit	28,919	20,963	78,084	59,305

Selling, general and administrative expenses	17,448	11,377	47,450	33,507
Impairment of long lived assets / Restructuring	—	216	—	216

Operating income	11,471	9,370	30,634	25,582

Other income (expense):
Interest expense - long term debt	(8,269)	(6,426)	(24,064)	(19,038)
Interest expense - redeemable preferred stock	(703)	(1,290)	(2,183)	(2,465)
Gain on repurchase of redeemable preferred stock	—	—	2,210	—
Loss on sale of discontinued product line	(2,308)	—	(2,308)	—
Other, net	(277)	274	(85)	464

	(11,557)	(7,442)	(26,430)	(21,039)

Income (loss) before income tax expense (benefit)	(86)	1,928	4,204	4,543
Income tax expense (benefit)	(563)	1,259	829	2,733

Net income	$477	$669	$3,375	$1,810
Less preferred stock dividends	—	—	—	(1,169)

Net income applicable to common stockholders	$477	$669	$3,375	$641

FastenTech, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in Thousands)

	June 30, 2006	September 30, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,929	$11,730
Accounts receivable, net	62,918	57,427
Inventory, net	87,671	78,832
Other current assets	5,658	4,983

Total current assets	176,176	152,972

Goodwill and intangible assets, net	107,340	103,294
Property, plant and equipment, net	90,859	90,532
Other assets	10,297	10,591

Total assets	$384,672	$357,389

Liabilities and Stockholders’ Equity (Deficiency in Assets)
Current liabilities:
Accounts payable	$37,413	$29,272
Accrued Interest	4,226	8,745
Other accrued liabilities	15,066	14,160
Current portion of long-term debt	3,000	5,000

Total current liabilities	59,705	57,177

Long–term debt	305,000	277,000
Redeemable preferred stock and dividends	27,682	37,196
Other long–term liabilities	17,740	17,124

Total liabilities	410,127	388,497

Stockholders’ equity (deficiency in assets)	(25,455)	(31,108)

Total liabilities and stockholders’ equity (deficiency in assets)	$384,672	$357,389

FastenTech, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(Amounts in Thousands)

(Unaudited)

	Nine Months Ended June 30,
	2006	2005
Cash flows from operating activities

Net income	$3,375	$1,810
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	10,189	8,698
Amortization	3,939	808
Noncash interest expense-long term debt	1,088	1,082
Noncash interest expense-redeemable preferred stock	2,183	2,465
Gain on repurchase of redeemable preferred stock	(2,210)	—
Loss on sale of discontinued product line	2,308	—
Changes in operating assets and liabilities:
Accounts receivable	(799)	(3,863)
Inventory	(2,200)	(8,722)
Other current assets	(1,466)	(105)
Accounts payable	5,898	1,280
Accrued interest	(4,519)	(5,458)
Income taxes	1,595	(4,111)
Other current liabilities	(2,105)	(5,124)
Other	(1,304)	(879)

Net cash provided by (used in) operating activities	15,972	(12,119)

Cash flows from investing activities

Cash used for acquisitions, net of cash acquired	(20,910)	(78,261)
Additions to property, plant and equipment	(6,466)	(10,537)

Net cash used in investing activities	(27,376)	(88,798)

Cash flows from financing activities

Net borrowings under revolver	32,000	84,000
Payment of subordinated notes	(3,500)	—
Repurchase of senior subordinated notes	(1,000)	—
Debt issuance costs	—	(1,139)
Repurchase of common and preferred stock, net	(8,307)	—
Other	337	27

Net cash provided by financing activities	19,530	82,888
Effect of exchange rate fluctuations on cash	73	36

Net cash provided by (used in) discontinued operations	—	—

Net (decrease) increase in cash and cash equivalents	8,199	(17,993)
Cash and cash equivalents at beginning of period	11,730	29,222

Cash and cash equivalents at end of period	$19,929	$11,229

FastenTech, Inc. and Subsidiaries

Supplemental Information – Unaudited

Sales, Adjusted EBITDA, Proforma Reconciliation

(Amounts in Thousands)

	Three months ended June 30,		Nine Months ended June 30,
	2006	2005	2006	2005
Sales Reconciliation:

Net Sales per income statement	$105,940	$83,538	$302,892	$235,950
Pre-acquisition sales of acquired companies	—	18,134	4,410	65,116

Pro Forma Sales	$105,940	$101,672	$307,302	$301,066

EBITDA Reconciliation :

Net income	$477	$669	$3,375	$1,810
Add back:
Income tax expense (benefit)	(563)	1,259	829	2,733
Depreciation and amortization	5,147	3,392	14,128	9,506
Interest expense - long term debt	8,269	6,426	24,064	19,038
Interest expense - redeemable preferred stock	703	1,290	2,183	2,465
Gain on repurchase of redeemable preferred stock	—	—	(2,210)	—
Loss on sale of discontinued product line	2,308	—	2,308
Excess of fair value assigned to inventory included in cost of sales	12	—	1,284	—

Reported EBITDA	$16,353	$13,036	$45,961	$35,552

Memo: Other income, net, included above	277	(274)	85	(464)
Memo: Severance related charges included above	45	216	135	216

Adjusted EBITDA	$16,675	$12,978	$46,181	$35,304
Pre-acquisition operating income of acquired companies	—	2,627	616	9,356
Pre-acquisition depreciation and amortization of acquired companies	—	649	71	2,907

Pro Forma Adjusted EBITDA	$16,675	$16,254	$46,868	$47,567

FastenTech, Inc. and Subsidiaries

Supplemental Information – Unaudited

Segment Analyses – Reported and Proforma

(Amounts in Thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
Reported Segment Results
Net sales
Specialized Components	$56,563	47,097	$156,545	131,738
Aerospace-grade Components	49,626	36,474	146,720	104,320
Eliminations	(249)	(33)	(373)	(108)

Total Reported net sales	$105,940	$83,538	$302,892	$235,950

Adjusted EBITDA
Specialized Components	$9,730	7,101	24,239	19,680
Aerospace-grade Components	9,053	7,702	27,946	21,226
Unallocated corporate operating expenses	(2,108)	(1,825)	(6,004)	(5,602)

Adjusted EBITDA	$16,675	$12,978	$46,181	$35,304

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
Proforma Segment Results
Net sales
Specialized Components	$56,563	53,159	$160,955	149,417
Aerospace-grade Components	49,626	48,546	146,720	151,757
Eliminations	(249)	(33)	(373)	(108)

Total Proforma net sales	$105,940	$101,672	$307,302	$301,066

Adjusted EBITDA
Specialized Components	$9,730	7,885	$24,926	21,714
Aerospace-grade Components	9,053	10,194	27,946	31,455
Unallocated corporate operating expenses	(2,108)	(1,825)	(6,004)	(5,602)

Proforma Adjusted EBITDA	$16,675	$16,254	$46,868	$47,567

FastenTech, Inc. and Subsidiaries

Supplemental Information – Unaudited

Sales Analyses by Market – Reported and Proforma

(Amounts in Thousands)

	Three Months Ended June 30,		Y-O-Y % Chg.	% of 2006 Sales	Nine Months Ended June 30,		Y-O-Y % Chg.	% of 2006 Sales
	2006	2005			2006	2005
Reported Sales by Market

Power Generation/Aerospace	$35,333	$19,675	80%	33%	$99,161	$52,696	88%	33%
Construction	16,910	10,735	58%	16%	43,262	28,355	53%	14%
Industrial	17,415	11,861	47%	16%	48,493	34,413	41%	16%
Med/Heavy Duty Truck	12,542	13,601	-8%	12%	36,722	36,871	0%	12%
Light Vehicle	10,122	9,357	8%	10%	29,051	26,944	8%	10%
Recreational	7,128	7,233	-1%	7%	21,806	22,306	-2%	7%
Military	6,738	11,109	-39%	6%	24,770	34,473	-28%	8%
Interco Eliminations	(248)	(33)		0%	(373)	(108)		0%

Total Reported Sales	$105,940	$83,538	27%	100%	$302,892	$235,950	28%	100%

Proforma Sales by Market

Power Generation/Aerospace	35,333	28,739	23%	33%	99,161	90,586	9%	32%
Construction	16,910	15,233	11%	16%	46,498	41,401	12%	15%
Industrial	17,415	14,242	22%	16%	49,109	41,687	18%	16%
Med/Heavy Duty Truck	12,542	13,601	-8%	12%	36,722	36,871	0%	12%
Light Vehicle	10,122	10,096	0%	10%	29,609	29,181	1%	10%
Recreational	7,128	7,233	-1%	7%	21,806	22,306	-2%	7%
Military	6,738	12,561	-46%	6%	24,770	39,141	-37%	8%
Interco Eliminations	(248)	(33)		0%	(373)	(107)		0%

Total Proforma Sales	$105,940	$101,672	4%	100%	$307,302	$301,066	2%	100%

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